SCHEDULE 14A INFORMATION

               Proxy Statement Pursuant to Section 14(a) of the
                       Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]     Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[ ]     Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                            UNION BANKSHARES, LTD.
               (Name of Registrant as Specified in Its Charter)

                            UNION BANKSHARES, LTD.
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X]  No Fee Required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)  Title of each class of securities to which transaction applies:
     2)  Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing is calculated and state how it was determined):
     4)  Proposed maximum aggregate value of transaction:
     5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount previously paid:
     2)  Form, Schedule or Registration Statement No.:
     3)  Filing Party:
     4)  Date Filed:

                                April 17, 1998


TO THE STOCKHOLDERS OF UNION BANKSHARES, LTD.:

      You are cordially invited to attend the 1998 Annual Meeting of Stockholders of Union Bankshares, Ltd. (the "Company") to be held on May 27, 1998, at the Westin Hotel Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado, at 10:00 a.m., Denver Time.

      The purpose of the Annual Meeting is to consider and vote upon (1) the approval of an amendment to the Company's certificate of incorporation to increase the number of shares of common stock authorized for issuance from 5,000,000 to 10,000,000 and the approval or ratification of a two-for-one stock split of the Company's common stock in the form of a share for share stock dividend; (2) the election of Messrs. Harrison, Logan and Saunders as Class I directors; (3) ratification of the appointment of Baird, Kurtz & Dobson as independent auditors for the current fiscal year; and (4) such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

      Enclosed is a notice of the Annual Meeting and a Proxy Statement. You are urged to read the Proxy Statement carefully. A proxy is also enclosed for your convenience. Please complete, sign, date and return the proxy promptly. If you attend the Annual Meeting, you may vote your shares personally, whether or not you have previously submitted a proxy.

      Your Board of Directors strongly supports and recommends these actions. Accordingly, we request that you vote in favor of all proposals. We also urge you to make plans if at all possible to attend the meeting in person. Thank you for your consideration.


                                       FOR THE BOARD OF DIRECTORS,


                                       ----------------------------------------
                                       Charles R. Harrison
                                       Chairman of the Board of Directors

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND SIGN THE ENCLOSED PROXY, RETURNING IT PROMPTLY TO ENSURE THAT YOUR SHARES ARE VOTED. A BUSINESS REPLY ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF YOU MAIL THIS PROXY FROM ANYWHERE IN THE UNITED STATES.

                                April 17, 1998

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO THE STOCKHOLDERS OF UNION BANKSHARES, LTD.:

      The 1998 Annual Meeting of Stockholders (the "Annual Meeting") of Union Bankshares, Ltd., a Delaware corporation (the "Company"), will be held at the Westin Hotel Tabor Center Denver, 1672 Lawrence Street, Denver, Colorado, at 10:00 a.m., Denver Time, on May 27, 1998, for the following purposes:

     1. To approve an amendment to the Company's certificate of incorporation to increase the number of shares of common stock authorized for issuance from 5,000,000 to 10,000,000 and to approve or ratify a two-for-one stock split of the Company's common stock in the form of a share for share stock dividend;

     2. To elect Charles R. Harrison, Harold R. Logan, Jr. and Richard C. Saunders to serve as the Class I directors of the Company as set forth in the attached Proxy Statement;

     3. To ratify the appointment of Baird, Kurtz & Dobson as the Company's independent auditors for the current fiscal year; and

     4. To transact such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

      These matters are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company has fixed the close of business on April 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Company's stock transfer books will not be closed and all stockholders are cordially invited to attend the Annual Meeting. Only holders of the Company's common stock, $.01 par value per share, at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting. A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination during normal business hours by any stockholder, for purposes related to the Annual Meeting, for a period of ten days prior to the meeting, at the Company's principal executive offices located at 1825 Lawrence Street, Suite 444, Denver, Colorado 80202.

      You are cordially invited to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure that your shares, regardless of the size of your holdings, are represented and voted in accordance with your wishes. If you choose, you may still vote in person at the Annual Meeting even though you previously submitted your proxy.

                                    BY ORDER OF THE BOARD OF DIRECTORS:


                                    -------------------------------------------
                                    Bruce E. Hall, Secretary

                                                                April 17, 1998
                            UNION BANKSHARES, LTD.

                                PROXY STATEMENT


                    SOLICITATION AND REVOCATION OF PROXIES

      This statement is furnished in connection with a solicitation of proxies by the Board of Directors of Union Bankshares, Ltd. (the "Company") for use at the 1998 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 27, 1998, at 10:00 a.m., Denver Time, at the Westin Hotel Tabor Center, Denver, 1672 Lawrence Street, Denver, Colorado, and at any adjournment or postponement thereof. Proxies so given may be revoked at any time before being voted by submitting a written revocation to the Secretary of the Company, by executing another valid proxy bearing a later date, or by attending the meeting and voting in person.

      Properly executed and dated Proxies received by 5:00 p.m. May 26, 1998 will be voted in accordance with the instructions therein. If no instructions are given with respect to the matters to be acted upon, the shares represented by the Proxy will be voted FOR the approval of an amendment to the Company's certificate of incorporation to increase the number of shares of common stock authorized for issuance from 5,000,000 to 10,000,000 and the approval or ratification of a two-for-one stock split of the Company's common stock in the form of a share for share stock dividend; FOR the election of Messrs. Harrison, Logan and Saunders, nominees for director; FOR ratification of the appointment of Baird, Kurtz & Dobson as independent auditors for the current fiscal year; and FOR approval of all of the other proposals. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Annual Meeting. The cost of preparing, assembling, mailing, and soliciting Proxies and other related expenses will be borne by the Company.

      The Company intends to request banks, brokerage houses, custodians, nominees, and other fiduciaries to forward copies of these proxy materials to those persons for whom they hold shares. In addition to solicitation by mail, certain officers and employees of the Company, who will receive no compensation for their services other than their regular salaries, may solicit proxies in person or by telephone. The approximate date of mailing these proxy materials is April 17, 1998.

                           QUORUM AND VOTING RIGHTS

     A quorum of one-third of the shares outstanding and entitled to vote is required to vote on matters before the Annual Meeting. The holders of record of shares of Common Stock of the Company at the close of business on April 16, 1998, the record date determined by the Board of Directors, may vote at the Annual Meeting. On March 12, 1998, the Company had outstanding and entitled to vote 1,168,507 shares of Common Stock. Each share of Common Stock is entitled to one vote on each of the matters listed in the Notice of Annual Meeting. At the Annual Meeting, directors of the Company will be elected by a plurality of the shares voting in the election of directors. Thus, the director candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors. A majority of the votes present in person or by proxy is required to pass each other issue brought before the stockholders, except for the proposal to amend the Company's certificate of incorporation, which amendment requires approval by a majority of all outstanding shares entitled to vote thereon. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. Abstentions are counted in tabulations of the vote cast on proposals presented to the stockholders and thus have the same effect as a negative vote, whereas broker non-votes are not tabulated for any purpose in determining whether a proposal has been approved.


                                 ANNUAL REPORT

      The Company is also mailing with this proxy statement its Annual Report on Form 10-KSB for the year ended December 31, 1997 (the "10-KSB"), as filed with the U.S. Securities and Exchange Commission (excluding exhibits), which includes financial statements for the year ended December 31, 1997. The 10-KSB is not a part of this Proxy Statement. The Company will furnish an additional copy of the 10-KSB to any stockholder free of charge, and will furnish a copy of any exhibit to the 10-KSB upon payment of the Company's reasonable expenses in furnishing such exhibit. Interested parties may request a copy of the 10-KSB or any exhibit thereto from the Secretary of the Company.

                                PROPOSAL NO. 1

                    AMENDMENT TO THE COMPANY'S CERTIFICATE
                    OF INCORPORATION TO INCREASE THE NUMBER
                   OF AUTHORIZED SHARES OF COMMON STOCK AND
                TO APPROVE OR RATIFY A TWO-FOR-ONE STOCK SPLIT
                        IN THE FORM OF A STOCK DIVIDEND

PROPOSED AMENDMENT

      On January 21, 1998, the Board of Directors adopted a resolution proposing that the Company's certificate of incorporation (the "Certificate of Incorporation") be amended to increase the total number of shares of common stock (the "Common Stock") that the Company is authorized to issue from 5,000,000 shares to 10,000,000 shares (the "Amendment").

INTRODUCTION

      The Common Stock of the Company is currently listed on the NASDAQ National Market System ("NASDAQ-NMS"). On March 12, 1998, the reported closing price of the Common Stock on the NASDAQ-NMS was $28.25. As of March 12, 1998, 5,000,000 shares of Common Stock were authorized to be issued under the Certificate of Incorporation, 1,168,507 shares were issued and outstanding and approximately 538,011 were reserved for issuance under the Company's employee and director stock option plans (the "Option Plans").

      On November 23, 1997, the NASDAQ-NMS and the Securities and Exchange Commission approved changes to the listing and maintenance standards required to be met for companies listed on the NASDAQ-NMS. Under the revised maintenance requirements, the Company's qualification for continued listing after February 23, 1998 requires that (i) the Company maintain at least $4.0 million in net tangible assets, (ii) the minimum bid price of Company Common Stock be at least $1.00 per share, (iii) there be at least 750,000 shares held by non-affiliates of the Company (i.e. in the public float), (iv) the market value of the public float be at least $5 million, (v) the Common Stock have at least two active market makers and (vi) the Common Stock be held by at least 400 round lot holders.

     The Company was notified in a letter dated February 26, 1998 that it did not meet the requirement that there be at least 750,000 shares in the public float. If the Company is unable to satisfy the NASDAQ-NMS maintenance requirements, the Company's Common Stock may be delisted from the NASDAQ-NMS which may be expected to have a negative effect on the marketability and liquidity of the Common Stock. In response to the February 26, 1998 letter from NASDAQ-NMS, on March 4, 1998 the Company contacted the NASDAQ Hearings Department (the "Hearings Department") and requested an expedited, written hearing regarding its plan for compliance with the new maintenance requirements. All delisting proceedings have been stayed pending the results of such hearing. On or before March 27, 1998, the Company will submit documentation supporting its request for a temporary exemption from the revised maintenance standards pending the Annual Meeting on May 27, 1998, as further discussed below. The decision of the Hearings Department is expected some time in April 1998.

      The Board of Directors has considered several alternative remedial actions in order for the Company to come into compliance with the revised maintenance standards and to maintain its listing on the NASDAQ-NMS and has decided to conduct a two-for-one stock split in the form of a stock dividend (the "Stock Split"). The effect of this action would be to increase the number of shares of Common Stock held by non-affiliates of the Company to a number over the 750,000 share requirement for continued listing.

      At the hearing, the Company intends to request a temporary exemption from the revised public float requirement until the Annual Meeting to which this Proxy Statement relates. At the Annual Meeting, the proposal for approval of an increase in the number of shares authorized for issuance and for approval or ratification of a two-for-one stock split in the form of a stock dividend will be voted upon by the Company's stockholders.

      If the temporary exemption is granted by the Hearings Department, then the proposal of the Board of Directors to the stockholders shall be for the approval of an amendment to the Company's Certificate of Incorporation to increase the number of shares of Common Stock authorized for issuance and for the approval of the Stock Split. If such stockholder approval is given, the Company will take all steps necessary to file the Certificate of Amendment to the Certificate of Incorporation for the purpose of increasing the number of authorized shares and to implement the Stock Split by means of a stock dividend to the holders of record as of May 27, 1998 in order to come into compliance with the new listing and maintenance standards as soon as reasonably practicable after May 27, 1998.

      If the temporary exemption is not granted by the Hearings Department, then the Board of Directors intends to declare the stock dividend and consummate the Stock Split as soon as is required by the Hearings Department for the purpose of coming into compliance with the revised public float requirements and avoiding delisting proceedings. In the event that the Stock Split has been consummated as of the date of the Annual Meeting, the proposal of the Board of Directors before the stockholders shall be for the ratification of the Stock Split and related actions taken by the Board of Directors.

      The proposal for approval or ratification of the two-for-one stock split in the form of a share for share stock dividend is not required to be submitted to the Company's stockholders under applicable law. However, the Board believes that it is desirable to obtain the approval or ratification of the Stock Split as a matter of proper corporate governance. The Board of Directors has determined that maintaining the listing of the Company's Common Stock on the NASDAQ-NMS is in the best interests of the Company and its stockholders. Therefore, the Board of Directors will take all necessary reasonable steps to maintain such listing even in the event that the Company's stockholders fail to approve this Proposal No. 1.

PURPOSES AND EFFECTS OF AMENDMENT TO CERTIFICATE OF INCORPORATION

      Under the current authorized capitalization of 5,000,000 shares and not taking into effect the possible approval of an increase in the number of shares authorized for issuance, the issuance of the shares necessary to consummate the Stock Split would decrease the total number of shares of Common Stock available for issuance to 1,586,964 (which number does not include the

1,076,022 shares that would be reserved for issuance under the Option Plans following the Stock Split). The number of currently authorized but unissued shares is sufficient to allow the Board of Directors to consummate the Stock Split. However, absent approval of this Proposal No. 1, the Board of Directors believes that the number of shares that would be available for issuance following the Stock Split would be insufficient to ensure that the Company will continue to have additional shares available for future issuance from time to time as approved by the Board of Directors.

      The Board of Directors believes that the proposed increase in authorized shares is desirable because it will provide the Company with additional flexibility to issue shares of its Common Stock as the need may arise without the expense and delay of a special meeting of stockholders, unless stockholder action is required by applicable law or under the rules of the NASDAQ-NMS or any exchange on which the Company's Common Stock may then be listed. Such shares could be issued by the Board of Directors for proper corporate purposes, including, in connection with possible future stock dividends or stock splits, equity financings, strategic investments, mergers or acquisitions, and grants of additional options or other equity incentives to the Company's employees and other persons. The issuance of any additional shares will be on terms deemed by the Board of Directors to be in the best interests of the Company and its stockholders. Except for issuances under the existing Option Plans, the Board of Directors has no present plans or commitments with respect to the issuance of the proposed additional authorized shares of Common Stock.

      Each additional share of Common Stock authorized by the proposed Amendment will have the same rights and privileges as each share of Common Stock currently authorized of the same class. Stockholders will have no statutory preemptive rights to receive or purchase any of the Common Stock authorized by the proposed Amendment. The increase in authorized Common Stock will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders.

      The increase in the authorized shares of Common Stock could have an anti-takeover effect. Shares of authorized and unissued Common Stock could (within the limits imposed by applicable law) be issued in one or more transactions that would make a takeover of the Company more difficult, and therefore less likely. Any such issuance of additional stock could have the effect of diluting the earnings per share and book value per share of outstanding shares of Common Stock, and such additional shares could be used to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company.

PURPOSES AND EFFECTS OF THE STOCK SPLIT

      As discussed above, the Board of Directors has determined that it is in the best interests of the Company to conduct a two-for-one stock split in the form of a stock dividend in order to come into compliance with the revised maintenance requirements of the NASDAQ-NMS and to maintain the listing of the Company's Common Stock on the NASDAQ-NMS.

      The Board of Directors believes that the Stock Split, if consummated, would result in a decrease in the market price of the Common Stock. Although the impact on the market price of shares of Common Stock cannot be predicted with certainty, it is likely that the Stock Split would initially result in the market price of each share of Common Stock being approximately one-half of the price previously prevailing and that the aggregate market price of all shares of Common Stock held by a particular stockholder should remain approximately the same.

      Proportionate voting rights and other rights of stockholders will not be altered by the Stock Split. In addition, the number of shares of Common Stock subject to outstanding options granted pursuant to the Company's Option Plans and the number of shares of Common Stock reserved for issuance under the Option Plans would be doubled, and the exercise price of outstanding options would be divided by two. The Stock Split would not change the stockholders' equity or interest in the Company, and the book value of the number of shares of Common Stock outstanding immediately after the Stock Split would be equal to the book value of the number of shares of Common Stock outstanding immediately prior to the Stock Split. Because the $.01 par value of the Common Stock would not change as a result of the Stock Split, the capital in excess of par value of the Common Stock ($.01 for each issued share of Common Stock) will be transferred to the capital stock account for the Common Stock on the Company's balance sheet. Thus, total stockholders' equity would remain unchanged.

      The number of shares of Common Stock outstanding immediately prior to the Stock Split, without taking into effect the possible increase in the authorized shares (1,168,507 shares as of March 12, 1998), would be split into 2,337,014 shares, assuming no additional shares of Common Stock are issued by the Company after the record date for the Annual Meeting. In addition, an aggregate of approximately 538,011 shares of Common Stock reserved for issuance as of March 12, 1998 pursuant to stock options issued and issuable under the Option Plans would be split into 1,076,022 shares reserved for issuance.

STOCKHOLDER APPROVAL OF AMENDMENT AND IMPLEMENTATION

      The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required for approval of the proposed Amendment. If the Amendment is adopted by the required vote of the Company's stockholders, it will become effective when the Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the "Effective Date"). The Company currently anticipates that this filing will be made on May 27, 1998.

EFFECTIVE DATE OF THE STOCK SPLIT

      Assuming the Company's request for a temporary exemption is granted by the Hearings Department and this Proposal No. 1 is approved by the required vote of the Company's stockholders, stockholders of record as of the close of business on the Effective Date would receive, as soon as practicable after the Effective Date, an additional stock certificate representing one share of the Company's Common Stock for each share held immediately prior to the Stock Split. Stockholders would retain certificates issued prior to the Effective Date, and those certificates would continue to represent the number of shares of Common Stock evidenced thereby. CERTIFICATES SHOULD NOT BE RETURNED TO THE COMPANY OR ITS
TRANSFER AGENT.

      If the Company's request for a temporary exemption is not granted by the Hearings Department, and the Board of Directors is required to declare an immediate stock dividend to consummate the Stock Split before the approval of the Amendment at the 1998 Annual Meeting in order to maintain the Company's listing on the NASDAQ-NMS, then stockholders of record as of the close of business on the date of the declaration by the Board of Directors of the stock dividend will receive, as soon as practicable after such date, an additional stock certificate representing one share of the Company's Common Stock for each share held immediately prior to the Stock Split.

      Because several months will have elapsed between the time the Board of Directors approved the Amendment and the date of the Annual Meeting, the Board of Directors may determine that proceeding with the Stock Split and the increase in the authorized number of shares of Common Stock would not be advisable under circumstances existing at the time. The Board of Directors does not presently anticipate that any such circumstances will arise, but believes it prudent to retain the flexibility to evaluate conditions at the time of the Annual Meeting. Accordingly, at any time prior to the Effective Date, notwithstanding authorization of the Stock Split and the increase in the authorized number of shares of Common Stock by the stockholders, the Company may abandon the Amendment and the Stock Split without further action by the stockholders.

TAX CONSEQUENCES OF THE STOCK SPLIT

      The Company has been advised by tax counsel that under existing United States federal income tax laws, holders of Common Stock will not be required to recognize taxable gain or loss as a result of the Stock Split. The tax basis of each new share and each retained share of Common Stock would be equal to one-half of the tax basis of the corresponding share immediately preceding the Stock Split. In addition, the holding period for the additional shares issued pursuant to the Stock Split would be the same as the holding period for the original shares of Common Stock.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF THE APPROVAL OF THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION AND OF THE APPROVAL OR RATIFICATION OF THE TWO-FOR-ONE STOCK SPLIT IN THE FORM OF A STOCK DIVIDEND.

                                PROPOSAL NO. 2

                             ELECTION OF DIRECTORS

     The Company's Certificate of Incorporation establishes a classified Board of Directors with three classes of directors. At each annual meeting of stockholders, the successors to the class of directors whose terms expire at that meeting are elected to serve as directors for a three-year term. At this annual meeting, two directors are nominated for election to hold office until the annual meeting of stockholders in 2001 or until their successors are elected and shall qualify.

     The Board of Directors has nominated Charles R. Harrison, Harold R. Logan, Jr. and Richard C. Saunders for election to the Board of Directors. Each nominee other than Mr. Logan is currently a director of the Company.

     Brief statements setting forth the principal occupations of and other information concerning the nominees appear below.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE IDENTIFIED ABOVE.

INFORMATION REGARDING DIRECTORS AND EXECUTIVE OFFICERS

      The following table sets forth the names, ages and titles of the executive officers and the members of, and nominees for election to, the Board of Directors of the Company:

                                              Term as
Name and Age of           Director  Director  Director
DIRECTOR                  SINCE     CLASS     EXPIRES IN  POSITION

Charles R. Harrison, 51   1985       I          2001*     Chairman of the Board of Directors and Chief
                                                          Executive Officer

Herman J. Zueck, 56       1985       III        2000      President and Director of the Company; Chairman of
                                                          the Board of Directors and Chief Executive Officer
                                                          of Union Bank & Trust

Bruce E. Hall, 45         1989       II         1999      Vice President, Treasurer, Secretary and Director

Jerrold B. Evans, 53      1994       III        2000      President of Union Bank & Trust and Director

Wayne T. Biddle, 73       1993       III        2000      Director

Ralph D. Johnson, 70      1993       II         1999      Director

Harold R. Logan, Jr., 53   --        I          2001*     Nominee for Director (holds no current position)

Richard C. Saunders, 57   1993       I          2001*     Director

* Assuming election at the Annual Meeting.

      CHARLES R. HARRISON has been Chairman of the Board of Directors and Chief Executive Officer of the Company since its founding in 1985, and was President of the Company from its founding until December 1994. Mr. Harrison has also been Chairman of the Board of Directors and Chief Executive Officer of American Securities Transfer Incorporated, a Denver-based securities transfer agent since 1979. Mr. Harrison was Senior Vice President, Cashier and a Director of Arvada State Bank, Arvada, Colorado, from August 1976 until February 1979. At the same time, Mr. Harrison served as the President of the Colorado chapter of the American Institute of Banking. From 1969 until 1976, Mr. Harrison served in roles of increasing responsibility, including Vice President and Cashier, at Jefferson Bank & Trust in Lakewood, Colorado.

      HERMAN J. ZUECK has been a Vice President, Executive Vice President or the President of the Company and the Chairman of the Board of Directors and Chief Executive Officer of Union Bank & Trust, a state-chartered commercial bank located in Denver, Colorado (the "Bank"), all of the capital stock of which was acquired in 1985 by the Company, since 1985. From 1982 to 1985, Mr. Zueck was Chairman of the Board of Directors, Chief Executive Officer and President of Affiliated Littleton National Bank in Littleton, Colorado, a subsidiary of Affiliated Bankshares of Colorado, Inc. ("Affiliated"). Prior to that time, Mr. Zueck served in officer positions of increasing seniority at two other Affiliated bank subsidiaries, Affiliated Denver National Bank and Affiliated Lakeside National Bank. Mr. Zueck has over 33 years of banking industry experience.

      BRUCE E. HALL has been Vice President, Treasurer, Secretary and a Director of the Company since 1989. Mr. Hall has been Vice President, Chief Financial Officer, Secretary and Treasurer of American Securities Transfer since 1981, and conducts an accounting tax consulting practice in Denver, Colorado. Mr. Hall is a certified public accountant.

      JERROLD B. EVANS has been President of the Bank and senior loan officer since January 1989, and was its Executive Vice President and senior loan officer from June 1986 until December 1988. He was elected to the Board of Directors of the Company at the 1994 Annual Meeting of Stockholders. Mr. Evans has served on the Bank's Board of Directors since 1987 and its Loan Committee since 1986. From 1980 to 1986, Mr. Evans was Senior Vice President and senior loan officer for the First National Bank of Englewood, Englewood, Colorado, a subsidiary of Affiliated. From 1972 until 1980, Mr. Evans had served First National Bank of Englewood in a variety of officer positions of increasing responsibility. Mr. Evans has over 22 years of banking industry experience, and is a past President of the Rocky Mountain Chapter of Robert Morris Associates, a banking industry association.

      WAYNE T. BIDDLE has been a Director of the Company since 1993 and a director of the Bank since 1978. He also was a director and Vice Chairman of Caza Drilling Co., a Denver- based contract drilling and exploration company from 1987 to 1994. In addition, Mr. Biddle served as a director of Associated Natural Gas, Inc., a Denver-based company, from 1983 until 1994. Currently, Mr. Biddle owns 51% of Taurus, Ltd., a Denver-based investment company.

      RALPH D. JOHNSON has been a Director of the Company since 1993 and a director of the Bank since 1970. Mr. Johnson was chief executive officer of Johnson Storage & Moving, a Denver-based moving company, from 1960 until his retirement in September 1995. Mr. Johnson is also a member of the Colorado Bar Association.

      HAROLD R. LOGAN, JR., a nominee for Director of the Company has been a member of the Advisory Board of the Company since 1996 and is occupied as Executive Vice President, Chief Financial Officer and Director of TransMontaigne Oil Company, a publicly-held holding company engaged in the marketing and distribution of petroleum products. From 1987 to 1995, Mr. Logan was Senior Vice President of Finance and a Director of Associated Natural Gas Corporation. Mr. Logan is also a member of numerous other trade and educational associations.

      RICHARD C. SAUNDERS has been a Director of the Company since 1993 and a director of the Bank since 1982. Mr. Saunders has been a majority partner of Saunders Construction, a Denver-based commercial building contractor, since 1972. Mr. Saunders has over 37 years of building and construction industry experience.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     The Company's officers and directors and persons who are beneficial owners of more than 10% of the Company's Common Stock ("10% beneficial owners") are required to file reports of their holdings and transactions in the Company's Common Stock with the SEC and to furnish the Company with copies of such reports. Based primarily upon its review of the copies it has received and upon written representations it has obtained from some of these persons, the Company believes that during the fiscal year ended December 31, 1997, the Company's officers, directors, and 10% beneficial owners have complied with all such filing requirements except as set forth in this paragraph. Mr. Biddle, a director of the Company, made one late Form 4 filing in 1997 with respect to a transaction involving the exercise of 1,000 options held by him. Mr. Johnson, a director of the Company, made two late Form 4 filings in 1997, one with respect to a transaction involving the exercise of 250 options held by him and the other with respect to 1,000 shares purchased by him (jointly with his wife). Mr. Sellens (now deceased) made one late Form 4 filing in 1997 with respect to a transaction involving the exercise of 250 options held by him. Mr. Saunders, a director of the Company, made one late Form 4 filing in 1997 with respect to a transaction involving the exercise of 250 options held by him.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND COMMITTEES

      BOARD OF DIRECTORS COMMITTEES. The Company maintains an Audit Committee of the Board of Directors, comprised of Messrs. Biddle, Johnson (Chairman) and Saunders and, until his passing in February 1998, Mr. C. Gale Sellens. The Audit Committee met two times during 1997. The Audit Committee has the responsibility of making recommendations to the Board of Directors concerning the engagement of the Company's independent auditors, reviewing the overall scope and results of the annual audit, and performing such functions as may be prescribed by the Board of Directors. The members of the Audit Committee are elected annually by the directors. The Company maintains a Compensation Committee of the Board of

Directors, comprised of Messrs. Biddle, Johnson and Saunders (current Chairman) and, until his passing in February 1998, Mr. Sellens (former Chairman). The Compensation Committee met three times during 1997. The Compensation Committee is authorized to review the compensation of the officers of the Company and the Bank and to make recommendations to the Board of Directors concerning officers' salaries, stock options and any other forms of compensation, to review recommendations to the Board of Directors concerning the compensation of the directors, and to perform such other functions as the Board of Directors may direct. The members of the Compensation Committee are elected annually by the directors.
The Company does not maintain a nominating committee.

      The Board of Directors met six times in 1997. No director attended fewer than 75% of the total meetings of the Board of Directors and of all committees of the Board of Directors of which such director was a member.

      DIRECTOR COMPENSATION. In 1997, the Company paid its nonemployee directors an annual retainer of $6,000 plus per meeting fees of $600 (Board of Directors) and $300 (Committee). The Company reimburses its nonemployee directors for their reasonable expenses incurred in attending Board of Directors and committee meetings. There has been no change in director compensation for fiscal year 1998. Under the Company's Equity Compensation Plan for Nonemployee Directors (the "Director Equity Plan"), nonemployee directors may elect to receive their retainer in shares of the Company's common stock, instead of cash.

      In addition, the Company has adopted compensation and incentive benefit plans to enhance its ability to continue to attract, retain, and motivate qualified persons to serve as nonemployee directors of the Company. Under the Nonemployee Directors' Stock Option Plan (the "Directors' Plan"), which was approved by the Company's stockholders in December 1992, nonemployee directors of the Company receive stock options to encourage and provide incentives for a high level of performance. Only directors who are not also employees of the Company or any of its subsidiaries are eligible to participate in the Directors' Plan. The Company has four nonemployee directors.

      An aggregate of 11,000 shares of Common Stock are reserved for issuance under the Directors' Plan. Nonemployee directors are automatically granted options to purchase 250 shares once during each fiscal year following election to the Board of Directors. The Board of Directors or a committee consisting of such Board of Directors members or other persons as may be appointed by the Board of Directors will administer the Directors' Plan. The Directors' Plan is currently administered by the Board of Directors.

      Each option granted under the Directors' Plan is exercisable one year from the date of grant and expires five years from the date of grant. The option exercise price must be equal to 100% of the fair market value of the stock on the date of grant of the option. The option price must be paid in cash. Options granted pursuant to the Directors' Plan may not be exercised more than three months after the option holder ceases to be a director of the Company, except that in the event of the death or permanent and total disability of the option holder, the option may be exercised by the holder (or his estate, as the case may be), for a period of up to one year after the death or permanent or total disability. Options granted to directors under the

Directors' Plan will be treated as nonstatutory stock options under the Internal Revenue Code of 1986, as amended.

      The Directors' Plan provides that the total number of option shares covered by such plan, the number of shares covered by each option and the exercise price per share may be proportionately adjusted by the Board of Directors or the Committee in the event of a stock split, reverse stock split, stock dividend or similar capital adjustment effected without receipt of consideration by the Company.

      As of March 12, 1998, the Company has granted options that are currently outstanding on a total of 4,500 shares of Common Stock under the Directors' Plan at a weighted average exercise price of $14.27 per share.

      The Board of Directors may amend or terminate the Directors' Plan at any time without the approval of the stockholders; provided, however, that stockholder approval is required for any amendment which increases the number of shares for which options may be granted, changes the designation of the class of persons eligible to participate or changes in any material respect the limitations or provisions of the options subject to the Directors' Plan. However, no action by the Board of Directors or stockholders may alter or impair any option previously granted without the consent of the optionee.

      The Director Equity Plan was approved by the Company's stockholders at the 1994 Annual Meeting, and took effect in 1995. The Director Equity Plan authorizes the issuance of up to 50,000 shares of Common Stock to directors of the Company who are not also employees of the Company or any subsidiary of the Company. The Company presently has three nonemployee directors and a fourth, Mr. Logan, has been nominated for election.

      The Director Equity Plan is administered by the Board of Directors, and provides that each nonemployee director will be given the option to elect to receive his annual retainer for a particular fiscal year of the Company in Common Stock rather than cash. The number of shares of Common Stock to be issued to a nonemployee director making such election is equal to the then-current annual retainer paid by the Company (currently $6,000) divided by 100% of the fair market value of the Company's Common Stock on the first trading day of the fiscal year. The Common Stock will be forfeited and returned to the Company, however, if the nonemployee director does not remain a director of the Company through the end of the fiscal year or fails to attend at least 75% of all Board of Directors and applicable Board of Directors committee meetings held during such year. The forfeiture of the Common Stock will occur whether the nonemployee director ceases to be a director of the Company voluntarily or involuntarily, except that no forfeiture will occur if the participant ceases to be a director due to his death or disability. In addition, these forfeiture provisions will be of no effect upon a change of control of the Company. Unless a nonemployee director makes an election permitted under the federal income tax laws, shares issued pursuant to the Director Equity Plan in lieu of the annual retainer will not be taxable to the nonemployee director until the forfeiture restrictions lapse at the end of the fiscal year. At that time, the nonemployee director will have ordinary income equal to the fair market value of the shares on that date. The amount that is includable in income by the nonemployee director is deductible by the Company at the same time as the inclusion by the nonemployee director. Common Stock issued under the Director Equity Plan in lieu of the annual retainer is not transferable until after the forfeiture provisions lapse other than by will or the laws of descent and distribution in the event of the director's death or pursuant to a qualified domestic relations order as defined by the Code, Title I of the Employee Retirement Income Security Act or the rules thereunder.

      A nonemployee director may terminate his election to receive his annual retainer in Common Stock only upon giving the Company an irrevocable, six months' advance notice to that effect.

      The Board of Directors may from time to time alter, amend, suspend or discontinue the Director Equity Plan, except that it may not take any action which would adversely affect the rights and obligations with respect to Common Stock which has been issued under the Director Equity Plan. The Board of Directors may not, without the approval of the stockholders, (i) materially increase the maximum number of shares of Common Stock that may be issued pursuant to the Plan (unless necessary to effect adjustments for stock splits, stock dividends, recapitalizations and similar events), (ii) materially increase the benefits accruing to participants under the Director Equity Plan, or (iii) materially modify the requirements as to eligibility for participation in the Director Equity Plan. As of the date of this Proxy Statement, 8,475 shares have been issued pursuant to the Director Equity Plan.

COMPENSATION OF EXECUTIVE OFFICERS

      The following table sets forth the cash compensation paid by the Company to the Chairman and Chief Executive Officer of the Company, and the two most highly compensated executive officers of the Company other than the Chairman and Chief Executive Officer. The table shows compensation received during the fiscal years ended December 31, 1995, 1996, and 1997. No other person serving as an executive officer as of December 31, 1997 received compensation in excess of $100,000 during fiscal 1997.

                             ANNUAL COMPENSATION                 Long Term
                                               Other            COMPENSATION
Name and                                       Annual        Restricted  Options/         All Other
PRINCIPAL POSITION  YEAR  SALARY($) BONUS($) COMPENSATION($)   STOCK($)     SARS(#)     COMPENSATION($)

Charles R. Harrison 1997  115,000   72,000      9,102/1/         --       6,000/2/         13,050/3/
Chairman and Chief  1996  105,000   60,000      8,998/1/         --       3,600/2/         11,400/3/
Executive Officer   1995   75,000   40,000     10,041/1/         --      36,000/2/          7,950/3/

Herman J. Zueck     1997  221,000   96,000     21,851/5/         --       2,000/2/         24,250/3/
President           1996  210,000       --/4/  20,383/5/         --      17,936/2/ /6/     22,300/3/
                    1995  200,000   53,336     18,931/5/         --      12,000/2/         12,524/3/

Bruce E. Hall       1997  125,000   72,000      4,859/1/         --       2,000/2/         10,350/3/
Vice-President,     1996  115,000       --/4/   4,710/1/         --      13,752/2/ /6/     11,850/3/
Secretary, and      1995   95,000   40,000      6,022/1/         --      12,000/2/          9,750/3/
Treasurer

Jerrold B. Evans    1997  103,387   20,000     16,275/7/         --         600/2/          9,048/3/
President           1996   99,220      500/4/  15,123/7/         --       5,080/2/ /6/      9,617/3/
Union Bank & Trust  1995   94,500   15,000     13,885/7/         --       3,500/2/          8,700/3/
--------------------

(1) Includes amounts included in officer's gross income for personal use of a Company car, the cost of country club and/or athletic club dues, and tax advice provided by third parties.

(2) Represents shares underlying stock options granted in designated year. The Company has made no SAR grants.

(3) Represents Company's contributions to officer's account in the Company's 401(k) Profit Sharing Plan.

(4) Does not reflect amounts elected by officer to be taken in the form of options pursuant to the Company's Option Bonus Plan. See Footnote (6).

(5) Includes amounts included in officer's gross income for personal use of a Company car, the cost of country club and/or athletic club dues, Board of Directors of director fees for service as a member of the Bank's Board of Directors, and tax advice provided by third parties.

(6) Includes 16,736, 12,552 and 4,080 shares underlying stock options received by Messrs. Zueck, Hall and Evans, respectively, pursuant to the Company's Option Bonus Plan.

(7) Includes amounts included in officer's gross income for an automobile allowance, the cost of country club dues, and Board of Directors of director fees for service as a member of the Bank's Board of Directors.

      For fiscal 1998, the Company's Board of Directors has set the salaries of Charles R. Harrison, Herman J. Zueck and Bruce E. Hall at $131,000, $236,000, and $141,000, respectively. Mr. Evans salary for 1998 has been set at $108,557.

      OFFICERS' EMPLOYMENT AGREEMENTS. In December 1992, Messrs. Harrison, Hall and Zueck each entered into five-year employment agreements with the Company. Each of the agreements is terminable at any time by either the Company's Board of Directors or the employed officer. The Company may terminate the agreements at any time for cause without incurring any post-termination obligation to the terminated officer. The agreements each provide severance benefits in the event the officer is terminated without cause, including severance compensation equal to the officer's salary for the balance of the term of the agreement and a bonus for each year remaining in the term based upon past bonuses. The Company also must pay the officer all accrued salary, vested deferred compensation, and other benefits then due the officer. The agreements provide for annual renewal for successive one-year periods. If the Company elects not to renew the officer's agreement, the officer may terminate his employment prior to the expiration of the remaining term and receive compensation equal to that payable upon a change in control of the Company. If the officer is terminated upon a change in control, the officer shall be paid severance compensation equal to three times his salary at the rate in effect at the time of termination, plus a bonus based upon past bonuses. At the election of the officer, such severance compensation may be paid in a lump sum. The agreements also require Messrs. Harrison and Hall to devote such time, attention and effort to the affairs of the Company as is necessary to discharge their duties as Chairman of the Board of Directors and Chief Executive Officer, and Vice President, Treasurer and Secretary, respectively. Mr. Zueck's agreement requires that he devote all of his business time to the Company, except for limited time and services for the management of his personal investments, or except with the prior consent of the Company. Each of Messrs. Harrison, Hall and Zueck is prohibited from competing with the Company or its subsidiaries for a period of two years following his voluntary termination of the agreement, but is not prohibited from competing with the Company in the event he is terminated without cause or upon a change in control. The agreements each include provisions for the increase of the officer's salary, performance bonuses, reimbursement for financial and tax planning, an automobile allowance, participation in the Company's benefit plans and disability benefits.

      OPTION GRANTS. The following table sets forth information concerning the grants of stock options made during fiscal year 1997 to the Company's Chief Executive Officer and the three other most highly compensated executive officers of the Company whose compensation exceeded $100,000 during fiscal year 1997:

                   OPTION/SAR GRANTS IN LAST FISCAL YEAR (1)

                                               INDIVIDUAL GRANTS

                               NUMBER OF     % OF TOTAL
                               SECURITIES   OPTIONS/SARS
                               UNDERLYING    GRANTED TO   EXERCISE OR
                              OPTIONS/SARS  EMPLOYEES IN  BASE PRICE  EXPIRATION
NAME                          GRANTED (#)    FISCAL YEAR    ($/SH)        DATE

Charles R. Harrison              6,000(2)       25.8%       23.50       2/31/08
Herman J. Zueck                  2,000(2)        8.6%       23.50       1/21/08
Bruce E. Hall                    2,000(2)        8.6%       23.50       1/21/08
Jerrold B. Evans                   600(2)        2.6%       23.50       1/21/08

------------------

(1)  The Company has made no SAR grants.
(2) Consists of options vesting in equal increments over a 3-year schedule from 1998-2000.

    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTIONS/SAR VALUES

                                                                            Value of
                                                          Number of        Unexercised
                                                         Unexercised      In-the-Money
                                                        Options/SARs at  Options/SARs at
                                                          FY-End (#)        FY-End ($)
                   Shares Acquired                       Exercisable/      Exercisable/
NAME               ON EXERCISE (#)  VALUE REALIZED ($)  UNEXERCISABLE     UNEXERCISABLE


Charles R. Harrison      --               --             84,400/5,200    1,159,000/12,500
Herman J. Zueck          --               --             46,636/1,800      560,240/4,200
Bruce E. Hall            --               --             42,452/1,800      523,630/4,200
Jerrold B. Evans         --               --             14,380/800        184,925/3,700


INDEMNIFICATION AND LIABILITY INSURANCE

      The Company's Certificate of Incorporation and Bylaws provide that the Company shall indemnify all directors and officers of the Company to the fullest extent now or hereafter permitted by the Delaware General Corporation Law. Under such provisions any director or officer, who in his capacity as such, is made or threatened to be made, a party to any suit or proceeding, shall be indemnified if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

      There is no pending litigation or proceeding involving a director, officer, employee or other agent of the Company as to which indemnification is being sought. The Company is not aware of any other threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

      The Company has purchased a directors and officers insurance policy providing not less than a $3.0 million coverage limit in the aggregate per year.


                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth certain information, as of March 12, 1998, regarding beneficial ownership of the Company's Common Stock: (i) by each person who owns of record (or is known by the Company to own beneficially) more than 5% of the Common Stock or as to which he has the right to acquire within 60 days of March 12, 1998; (ii) by each director and named executive officer of the Company; and (iii) by all directors and executive officers as a group. Except as otherwise indicated, the Company believes that the beneficial owners of the Common Stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

                                       Number of         Percentage of
NAME AND ADDRESS                        SHARES           COMMON STOCK

Charles R. Harrison(1)                  374,332               26.3%
1825 Lawrence Street, Suite 444
Denver, CO  80202

Herman J. Zueck(2)                      110,476                7.8
100 Broadway
Denver, CO  80203

Bruce E. Hall(3)                        132,797                9.3
1825 Lawrence Street, Suite 444
Denver, CO  80202

Jerrold B. Evans(4)                      27,662                1.9
1825 Lawrence Street, Suite 444
Denver, CO  80202

Wayne T. Biddle(5)                       22,686                1.6
1825 Lawrence Street, Suite 444
Denver, CO  80202

Ralph D. Johnson(6)                      43,462                3.0
1825 Lawrence Street, Suite 444
Denver, CO  80202

Harold R. Logan, Jr.(7)                       0                0.0
1825 Lawrence Street, Suite 444
Denver, CO  80202

Richard C. Saunders(8)                   32,936                2.3
1825 Lawrence Street, Suite 444
Denver, CO  80202

All officers and directors as a
group (7 persons)(9)                    744,351               52.2%
--------------------
(1) Includes 84,400 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 5,200 options which will vest in the next two years.
(2) Includes 46,636 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 1,800 options which will vest in the next two years.
(3) Includes 42,452 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 1,800 options which will vest in the next two years.
(4) Includes 14,380 shares issuable upon exercise of options which are exercisable within 60 days. Does not include an additional 800 option shares which will vest in the next two years.
(5) Includes 250 shares issuable upon exercise of outstanding options. Does not include an additional 250 options which will vest in one year.
(6) Includes 1,000 shares issuable upon exercise of outstanding options. Does not include an additional 250 options which will vest in one year.
(7)  Mr. Logan holds no options.
(8) Includes 1,000 shares issuable upon exercise of outstanding options. Does not include an additional 250 options which will vest in one year.
(9) Includes 190,118 shares issuable upon exercise of options which are exercisable within 60 days as set forth in footnotes (1)-(8) above.

                           SHAREHOLDERS' AGREEMENTS

      Pursuant to a Shareholders' Agreement among Charles R. Harrison, Herman J. Zueck, Bruce E. Hall, Wayne T. Biddle, Jerrold B. Evans, Lloyd E. Hayne, Ralph
D. Johnson, Richard C. Saunders and C. Gale Sellens (collectively, the "Shareholders," and individually, a "Shareholder") and the Company dated December 31, 1993 (the "Shareholders' Agreement"), the Shareholders agreed to certain restrictions upon the transfer of shares of the Company's common stock owned by any of the Shareholders ("Shares"). Among other things, the Shareholders' Agreement provides that any member of the Bank Director Group (as defined by the Shareholders' Agreement) wishing to transfer any or all of the Shares owned by him must, except in the case of certain transfers, give notice of such intent to the Company, the Management Group (as defined by the Shareholders' Agreement) and the other members of the Bank Director Group, and that the members of the Management Group and the other members of the Bank Director Group have rights of first refusal with respect to such Shares.

      Under the Shareholders' Agreement, a member of the Management Group wishing to transfer any or all of the Shares owned by him must, except in the case of certain transfers, give notice of such intent to the Company and the other members of the Management Group, and the other members of the Management Group have rights of first refusal with respect to such Shares.

      On January 25, 1995, the Shareholders' Agreement was amended to modify the definition of "Shares" to include any transferable options, warrants or other rights to purchase common stock of the Company that were owned by the Shareholders as of December 31, 1992, to provide that, if the other members of the Management Group so agree, a member of the Management Group may dispose of his Shares without offering the Shares to the other Shareholders, and to extend the right of first refusal to purchase Shares offered by a member of the Management Group to members of the Bank Director Group.


                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

CREDIT TRANSACTIONS

      The officers, directors and principal stockholders of the Company and the Bank, and members of their immediate families and businesses in which these individuals hold controlling interests, are customers of the Bank and it is anticipated that such parties will continue to be customers of the Bank in the future. Credit transactions with these parties are subject to review by the Bank's Board of Directors. All outstanding loans and extensions of credit by the Bank to these parties were made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and (in the opinion of management) did not involve more than the normal risk of collectibility or present other unfavorable features. At December 31, 1997, the balance of the Bank's loans and advances under existing lines of credit to these parties was approximately $2,707,148, or 2.2% of the Bank's total loans.

CERTAIN RELATIONSHIPS

      Mr. Zueck is a director, treasurer, and beneficial owner of 7.4% of the mortgage company with which the Bank conducts business.


                                PROPOSAL NO. 4

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Action is being taken by the Stockholders at the Annual Meeting with respect to the ratification of the selection by the Company's Board of Directors of Baird, Kurtz & Dobson to be independent auditors of the Company for the current fiscal year. The Board of Directors has selected Baird, Kurtz & Dobson as the independent certified public accountants to audit the Company's financial statements for the fiscal year ending December 31, 1997. Baird, Kurtz & Dobson does not have and has not had at any time any direct or indirect financial interest in the Company and does not have and has not had at any time any connection with the Company in the capacity of promoter, underwriter, voting trustee, director, officer or employee. Neither the Company, nor any officer, director, or associate of the Company, has any interest in Baird, Kurtz & Dobson.

      On July 24, 1996, the Board of Directors resolved to engage the accounting firm of Baird, Kurtz & Dobson as the Registrant's independent accountant for its fiscal year ending December 31, 1996. Effectively, the Registrant's former independent accountant, McGladrey & Pullen, LLP, simultaneously resigned as of July 24, 1996. The Denver office of McGladrey & Pullen was acquired by Baird, Kurtz and Dobson on June 17, 1996. All former audit engagement members, with the exception of the audit partner, are now with Baird, Kurtz and Dobson.

      McGladrey & Pullen's report on the financial statements for the years ended December 31, 1995 and 1994 contained no adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

      During the years ended December 31, 1995 and 1994 and interim period subsequent to December 31, 1995, there were no disagreements with McGladrey & Pullen on any matter of accounting principles or practices, financial statement disclosure, auditing scope or procedure, or any reportable events.

      McGladrey & Pullen has furnished the Company with a copy of its letter addressed to the SEC stating that it agrees with the above statements.

      A representative of Baird, Kurtz & Dobson will be present at the Annual Meeting and will have the opportunity to make a statement if he or she so desires and will be available to respond to appropriate questions.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AND IN FAVOR OF THE RATIFICATION OF SUCH APPOINTMENT.


                                 OTHER MATTERS

      The Company knows of no business which will be presented for consideration at the Annual Meeting other than that described above. However, if any other business should come before the Annual Meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxies in respect of any such business in accordance with their best judgment.


                       PROPOSALS FOR 1999 ANNUAL MEETING

      Stockholders who intend to present proposals at the 1999 annual meeting, which the Company currently expects to hold in May 1999, must deliver them to the Company at its principal executive offices at least 150 days prior to the meeting or by December 23, 1998, whichever is earlier, for inclusion in the proxy statement and form of proxy relating to that meeting. All proposals must comply with the applicable requirements of the federal securities laws and the Company's Bylaws.

                                     PROXY

                            UNION BANKSHARES, LTD.

                             1825 LAWRENCE STREET
                                   SUITE 444
                            DENVER, COLORADO  80202

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Charles R. Harrison, Bruce E. Hall and Herman J. Zueck, and each of them, as Proxies, each with the power to appoint his substitute, and hereby authorizes them to represent, and to vote as designated on the reverse side, all the shares of Common Stock of Union Bankshares, Ltd. held of record by the undersigned on April 17, 1998 at the Annual Meeting of Stockholders to be held on May 27, 1998 or any adjournment thereof upon the following matters, as set forth in the Notice of said Meeting and Proxy Statement, dated April 17, 1998, copies of which have been received by the undersigned.

                  CONTINUED AND TO BE SIGNED ON REVERSE SIDE

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK AND FOR THE APPROVAL OR RATIFICATION OF THE TWO-FOR-ONE STOCK SPLIT, FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR THE RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS OF THE COMPANY.

The election of the director-nominees below, and the ratification of the appointment of Baird, Kurtz & Dobson as independent auditors of the Company are proposed by the Company.

1. Proposal to approve the amendment to the Company's Certificate of Incorporation to increase the number of authorized shares of Common Stock and to approve or ratify the two-for-one stock split in the form of a stock dividend.

             [ ] FOR       [ ] AGAINST       [ ] ABSTAIN


2.  ELECTION OF DIRECTORS:

    [ ] FOR the nominees listed below (except as marked to the contrary below)

    [ ] WITHHOLD AUTHORITY to vote for the nominees listed below

    (TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK THE "FOR" BOX ABOVE AND STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

    Charles R. Harrison, Harold R. Logan, Jr. and Richard C. Saunders

3. Proposal to ratify the appointment of Baird, Kurtz & Dobson as independent auditors of the Company.

                [ ] FOR        [ ] AGAINST       [ ] ABSTAIN


4. In their discretion, the Proxies are authorized to vote upon such other matters as may be incidental to the conduct of the meeting.

                                    MARK HERE          [ ]
                                   FOR ADDRESS
                                   CHANGE AND
                                  NOTE AT LEFT

                                         Please sign exactly as your name
                                         appears on this proxy. If the shares
                                         represented by this proxy are held by
                                         joint tenants, both must sign. When
                                         signing as attorney, executor,
                                         administrator, trustee or guardian,
                                         please give full title as such. If
                                         stockholder is a corporation, please
                                         sign in full corporate name by
                                         President or other authorized officer.
                                         If stockholder is a partnership, please
                                         sign in partnership name by authorized
                                         person.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY
CARD PROMPTLY USING THE ENCLOSED POSTAGE PRE-
PAID ENVELOPE.


Signature:                      Date
          ---------------------     --------------

Signature:                      Date
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